                                                                     Exhibit 8.1

                                                                     May 3, 2005

IWO Holdings, Inc.
52 Corporate Circle
Albany, NY 12203

Ladies and Gentlemen:

     We have acted as United States federal income tax counsel for IWO Holdings,
Inc., a Delaware corporation (the "Company"), and Independent Wireless One
Corporation, a Delaware corporation, and Independent Wireless One Leased Realty
Corporation, a Delaware corporation (each, a subsidiary of the Company and, together, the "Guarantors" and, together with the Company, the "Issuers"), and are rendering this opinion in connection with the Registration Statement on Form
S-4 (the "Registration Statement") filed with the Securities and Exchange
Commission on May 3, 2005 pursuant to the Securities Act of 1933, as amended
(the "Securities Act"), and the rules and regulations promulgated thereunder.
The Registration Statement relates to the registration under the Securities Act of the Company's $150,000,000 Floating Rate Senior Secured Notes due 2012 (the
"Exchange Floating Rate Notes") and $140,000,000 Principal Amount at Maturity
10.75% Senior Discount Notes due 2015 (the "Exchange Discount Notes," and,
together with the Exchange Floating Rate Notes, the "Exchange Notes") and the
guarantees of the Exchanges Notes by the Guarantors (the "Guarantees" and,
together with the Exchange Notes, the "Securities"). You have asked us to furnish our opinion as to certain tax matters in connection with the
Registration Statement. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

     In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents; (ii) the accuracy of copies and the genuineness of signatures; (iii) that each such agreement represents the valid and binding obligation of the respective parties thereto, is enforceable in accordance with its respective terms and represents the entire agreement between the parties with respect to the subject matter thereof; (iv)
the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein; and (v) the transactions provided for by each agreement were and will be carried out in accordance with their terms. Furthermore, in rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion

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exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

     The opinion set forth below is limited to the Internal Revenue Code of
1986, as amended, administrative rulings, judicial decisions, proposed, temporary and final Treasury Regulations and other applicable authorities, all as in effect on the date of effectiveness of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and any such changes could apply retroactively. Any such change could materially affect the continuing validity of the opinion set forth below.

     The opinion set forth herein has no binding effect on the United States
Internal Revenue Service (the "IRS") or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

     We hereby confirm that the discussion set forth under the caption "Certain
United States Federal Income Tax Consequences" in the Registration Statement is
our opinion. In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of the United States. Such discussion does not, however, purport to discuss all United States federal income tax consequences that may be applicable to a U.S. holder of Securities and is limited to those United States federal income tax consequences specifically discussed therein and subject to the qualifications set forth therein.

     We are furnishing this letter in our capacity as United States federal income tax counsel to the Issuers. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. The issuance of such a consent does not concede that we are an "expert" for purposes of the Securities Act.

     Very truly yours,

     /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

     PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP